UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2023, TRxADE HEALTH, Inc. (the “Company”) entered into a binding letter of intent (“LOI”) for a merger (the “Merger”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”).

On June 23, 2023, the Company and Superlatus entered into an amendment (the “Amendment to Acquisition Letter”) to the LOI to correct the number of shares to be received by Superlatus shareholders upon closing of the Merger. The LOI remains unmodified in all other respects and is in full force and effect and binding on the parties in accordance with its terms.

Under the terms of the LOI, as amended by the Amendment to Acquisition Letter, upon closing of the Merger, shareholders of Superlatus will receive 3,839,176 shares of the Company, valued at $58.61 per share, and comprised of (i) shares of common stock of the Company representing 19.99% of the total issued and outstanding common stock of the Company after the closing of the Merger, and (ii) the remainder in shares of a new class of non-voting preferred stock of Company, in each case multiplied by such shareholder’s pro rata percentage ownership. The Company expects to announce additional details regarding the Merger when a definitive merger agreement is executed.

The signing of a definitive merger agreement with Superlatus is subject to customary conditions including without limitation: (i) within 45 calendar days of the date of the LOI, completion of Superlatus’ acquisition of the equity of Sapentia, Inc., and Prestige Farms (as acquired and together with the Company, the “Combined Targets”); (ii) completion of due diligence of the Combined Targets including business, legal, tax, and financial (including, in each case, details of ongoing legal cases or litigation); (iii) completion of a valuation report for the Combined Targets from a competent, independent third party selected by the board of the Company, reflecting a value for the Combined Targets of at least $225 million; (iv) delivery of audited financials for 2021 and 2022 and the unaudited financials for the partial 2023 year, in each case to comply with Public Company Accounting Oversight Board audit standards; (v) as of the date of signing of the definitive merger agreement, Combined Targets are on pace to meet financial projections provided by the Superlatus to the Company prior to the date of the LOI; and (vi) following the date of the LOI, no occurrence of a material adverse effect on the Combined Targets.

The completion of the Merger is subject to customary closing conditions including completion of due diligence, delivery of audited financials, approval of a continued listing by Nasdaq, and completion of any regulatory approvals.

The LOI can be terminated: (i) by the mutual written agreement of the Company and Superlatus; (ii) by the Company at any time and at its sole discretion; (iii) by Superlatus a at 5:00 p.m., New York Time, at the end of the 60- days due diligence period; or (iv) upon execution and delivery of a definitive merger agreement and other documents.

The LOI and the Amendment to Acquisition Letter are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the LOI and the Amendment to Acquisition Letter are qualified in their entirety by reference to such exhibits.

Item 7.01. Regulation FD Disclosure.

On June 23, 2023, the Company issued a press release announcing that it entered into the LOI for the Merger, which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on June 23, 2023. On June 23, 2023, the Company issued a new press release (the “Updated Press Release”) to update the number of shares to be received by Superlatus shareholders upon closing of the Merger.

A copy of the Updated Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*	Binding Letter of Intent, dated June 22, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2023)
10.2	Amendment to Acquisition Letter, dated June 23, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc.
99.1	Updated Press Release of TRxADE Health, Inc. dated June 23, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: June 23, 2023